Independent auditors' consent

The board of trustees and shareholders AXP Utilities Income Fund, Inc.



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.

/s/KPMG LLP
   KPMG LLP





Minneapolis, Minnesota
August 25, 1999